Exhibit 99.1

11 MADISON AVENUE INVESTMENT STRATEGY 1

The Purchase Properties owned by SL Green Realty Corp. 2 11 MADISON AVENUE – INVESTMENT STRATEGY • 29-story, 2.3M SF Class A office property located in the heart of Midtown South • Acquisition price of $2.285B (plus $300M of lease stipulated costs over time) • Expected to close in the third quarter of 2015 • Full-block frontage on Madison Square Park and Park Avenue South • Built in 1929, originally served as headquarters of Metropolitan Life Insurance Company • Located across the street from, and connecting to, SL Green’s wholly-owned One Madison Avenue, forming the largest corporate campus in the Midtown South submarket • Long-term credit tenancy. Tenants include: - Credit Suisse U.S. headquarters - Sony Corporation U.S. headquarters - Yelp - Young & Rubicam - William Morris - Fidelity Investments - Three-Star Michelin-rated Eleven Madison Park restaurant

The Strategic Rationale 1 After burn off of applicable free rent and full expenditure of lease stipulated costs 2 Funds From Operations 3 11 MADISON AVENUE – INVESTMENT STRATEGY • Addition of another trophy asset to SL Green’s core portfolio • Near-term stabilized cap rate of 4.6%1 - higher than recent, comparable trades - accretive to FFO2 • Substantially below market in-place escalated rents resulting in long- term embedded growth opportunities • Gain more exposure to desirable Midtown South submarket – SL Green will become dominant owner in Midtown South • High quality receiver for sales-generated capital gains that will be reinvested in 11 Madison Avenue in a series of reverse 1031 tax-free exchanges • Extends portfolio average lease term by adding to SL Green’s roster of investment grade tenants

The Funding Plan 1 Net Asset Value 2 Pending new investments separate from 11 Madison 4 11 MADISON A VENUE – INVESTMENT STRATEGY PROJECTED U SES ($ IN BILLIONS ) 11 Madison Pipeline Investment Activity 2 $2.4 0.4 Total Uses $2.8 PROJECTED SOURCES ($ IN BILLIONS ) 11 Madison Financing Asset Sales & Recapitalizations $1.3 - $1.4 1.2 - 1.1 Subtotal 2.5 Financings & Re-financings 0.3 Total Sources $2.8 • 11 Madison Avenue will be financed with: 1) The sale of all or a portion of non-core or stabilized assets 2) $1.3 - $1.4 billion of 10-year, fixed-rate mortgage financing 3) Refinancing and/or recapitalization of other assets that have reached stabilization 4) Existing corporate liquidity • Sales will be consummated on assets that achieve the most attractive pricing relative to their 5-year CAGR and management’s assessment of NAV1

The Funding Plan (Cont.)

- SLG's goal is to achieve Manhattan asset sales at an average cap rate under 3.5%; well below the 4.6% acquisition cap rate of 11 Madison Avenue
- Sales will be executed in a tax efficient 1031 structure to protect significant taxable gains

POTENTIAL ASSET SALES / RECAPITALIZATIONS

PROPERTY TYPE	# OF ASSETS	GROSS SALES VALUE ($ IN MILLIONS)
Office	2	$775 – $825
Prime Retail	2	800 – 850
Residential	1	50 – 55
Development	2	175 – 200
Suburban	4	175 – 200
Total Sales	**11**	**$1,975 – $2,130**



131-137 Spring Street



Tower 45 (120 W 45th)



609 Fifth Avenue [1]



885 Third Avenue

[1] Sale of property reduces SLG's potential retail portfolio mark-to-market accretion by $14M - $16M after 2018

11 MADISON AVENUE – INVESTMENT STRATEGY
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An Accretive Execution

Funds From Operations [1]

($ in Millions)	2016	2017	2018
11 Madison	$56.0 – $57.5	$59.0 – $60.5	$64.5 – $66.0
Asset Sales	(38.5) – (37.0)	(44.0) – (42.5)	(43.0) – (41.0)
Refinancing / Recapitalization	(1.5) – (1.0)	(1.5) – (1.0)	(1.5) – (1.0)
Pipeline Investment Activity	8.0 – 9.0	9.5 – 11.0	11.0 – 12.0
Subtotal	**24.0 – 28.5**	**23.0 – 28.0**	**31.0 – 36.0**
Early Extinguishment of Debt	(12.0) – (11.5)	0.0	0.0
Total FFO Impact	**$12.0 – $17.0**	**$23.0 – $28.0**	**$31.0 – $36.0**





[1] *Management's estimates*

11 MADISON AVENUE – INVESTMENT STRATEGY

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Forward Looking Statements and Disclaimer This presentation contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. All statements included in this presentation, other than statements of historical fact, that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) projections of revenue, earnings, capital structure and other financial items, (ii) statements of our plans and objectives, (iii) statements of expected future economic performance, and (iv) assumptions underlying statements regarding us or our business. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as “expects,” “should,” “could,” “intends,” “anticipates,” “targets,” “estimates” or the negatives of those terms, or by discussions of strategy or other intentions. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause our actual results to be materially different from the forward-looking statements include the risks and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, in our Quarterly Reports on Form 10-Q and in our other filings with the SEC. In addition, there may be other factors that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this presentation are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are made, and we do not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. The Non-GAAP financial measures contained in this presentation are not measures of financial performance calculated in accordance with GAAP and should not be considered as replacements alternatives to net income (loss) or any other performance measure derived in accordance with GAAP or as alternatives to cash flows from operating activities as a measure of our liquidity. They should be viewed in addition to, and not as a substitute for, analysis of our results reported in accordance with GAAP, or as alternative measures of liquidity. Management believes that certain non-GAAP financial measures provide a view to measures similar to those used in evaluating our compliance with certain financial covenants under our credit facilities and provide financial statement users meaningful comparisons between current and prior year period results. They are also used as a metric to determine certain components of performance-based compensation. These Non-GAAP financial measures are based on currently available information and certain adjustments that we believe are reasonable and are presented as an aid in understanding our operating results. They are not necessarily indicative of future results of operations that may be obtained by the Company. 7 11 MADISON A VENUE – I NVESTMENT STRATEGY

CORPORATE HEADQUARTERS: 420 LEXINGTON AVENUE, NEW YORK, NY 10170 I GENERAL INQUIRIES: 212.594.2700 WWW.SLGREEN.COMINYSE: SLG 9 MADISON AVENUE – INVESTMENT STRATEGY